UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ITRONICS INC.
              -----------------------------------------------------
                 (Name of small business issuer in its charter)


         TEXAS                                                  75-2198369
-------------------------------------                    -----------------------
(State or other jurisdiction                             (I.R.S. Employer or
of incorporation organization)                               Identification No.)


6490 S.  McCarran Blvd., Bldg.  C-23, Reno, NV                 89509
-----------------------------------------------          -----------------------
 (Address of principal place of business)                     (zip code)


                                  Itronics Inc.
       Year 2001 Supplemental Employee/Consultant Stock Compensation Plan
         ---------------------------------------------------------------
                            (Full title of the plan)

                              Mintmire & Associates
                         265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                               Tel: (561) 832-5696
                -------------------------------------------------
            (Name, address and telephone number of agent for service)



                         CALCULATION OF REGISTRATION FEE

                                            MAXIMUM
                  PROPOSED     PROPOSED     AGGREGATE
TITLE OF          AMOUNT       MAXIMUM      OFFERING
SECURITIES        TO BE        OFFERING     PRICE          AMOUNT OF
TO BE             REGISTERED   PRICE        PER SHARE      REGISTRATION
REGISTERED        (2)          PER SHARE    (1)            FEE
Common Stock
Par Value $0.001  2,000,000    $ 0.18       $360,000       $90.00

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on the average of October 2, 3,4,5, and 8, 2001 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares which may be granted under the Itronics Inc. Year 2001 Supplemental Employee/Consultant Stock Compensation Plan (the "Plan").


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

(1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended December 31, 2000.
(2) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.
(3) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.
(4)  All other reports filed by the Registrant  with the Commission  pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and
(5) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement.

     All  documents  filed by the  Registrant  with the  Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8. Exhibits.

*    5.2 Opinion of Mintmire & Associates

*    10.2  Itronics  Inc.  Year  2001  Supplemental   Employee/Consultant  Stock
     Compensation Plan

*    23.2 Consent of Kafoury, Armstrong & Company

     23.3 Consent of Mintmire & Associates  (contained  in the opinion  filed as
          Exhibit 5.2 hereof)
----------------------------

(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

     (1) to file,  during any period in which it offers or sells  securities,  a
post  effective  amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

     (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 ITRONICS INC.



Date: October 11, 2001  By: /S/ JOHN W. WHITNEY
                        --------------------------------------
                        John W. Whitney
                        President, Treasurer and Director
                        (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Date: October 11, 2001        By: /s/ JOHN W. WHITNEY
                              --------------------------
                                John W. Whitney
                                President, Treasurer and Director
                                (Principal Executive and Financial Officer)

Date: October 11, 2001        By: /s/ MICHAEL C. HORSLEY
                              --------------------------
                                Michael C. Horsley
                                Controller
                                (Principal Accounting Officer)

Date: October 11, 2001        By: /s/ PAUL H. DURCKEL
                              -------------------------
                                Paul H. Durckel
                                Director

Date: October 11, 2001        By: /s/ ALAN C. LEWIN
                              -------------------------
                                Alan C. Lewin
                                Director